Exhibit 10.1

THIS TRANSACTION SUPPORT AGREEMENT IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES.  ANY SUCH OFFER WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS.  NOTHING CONTAINED IN THIS TRANSACTION SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY.

TRANSACTION SUPPORT AGREEMENT

This TRANSACTION SUPPORT AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, and including the Transaction Term Sheet (as defined below) and any other exhibits and schedules attached hereto in accordance with Section 1(b)(i) hereof, this “Agreement”), dated as of April 2, 2026 (the “TSA Effective Date”), is entered into by and among the following parties:

(a)	The Container Store Holdings, LLC, a Delaware limited liability company (the “Company”);

(b)	Bed Bath & Beyond, Inc., a Delaware corporation (“Buyer”);

(c)
each of the holders of, or investment advisors, sub-advisors or managers of holders of, Class A Units that have executed and delivered to counsel to the Company (as defined below) counterpart signature pages to this Agreement or a Joinder Agreement (collectively, the “Consenting Equity Holders” and each, a “Consenting Equity Holder”); and

(d)
each of the holders of, or investment advisors, sub-advisors or managers of holders of, Term Loan Claims that have executed and delivered to counsel to the Company counterpart signature pages to this Agreement or a Joinder Agreement (collectively, the “Consenting Lenders” and each, a “Consenting Lender”).

Each of the Company, Buyer, the Consenting Equity Holders and the Consenting Lenders are referred to collectively as the “Parties” and individually as a “Party.”

Recitals

WHEREAS, the Parties have negotiated in good faith and at arm’s length a transaction that will effectuate certain restructuring and recapitalization transactions of the Company Parties’ (as defined below) capital structure and financial obligations, on the terms and conditions set forth in this Agreement and the Transaction Term Sheet attached as Exhibit A hereto (the “Transaction Term Sheet,” and, such transactions, the “Restructuring Transactions”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, and in connection with and as part of the Restructuring Transactions, the Company, Buyer and TCS Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), entered into that certain Agreement and Plan of Merger dated as of the TSA Effective Date (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), a copy of which, as in effect as of the TSA Effective Date, is attached hereto as Exhibit B and provides for the terms of certain transactions relating to a proposed merger of Merger Sub with and into the Company, with the Company being the surviving entity in such merger (the “Merger”);

WHEREAS, as of the TSA Effective Date, the Consenting Equity Holders hold, in the aggregate, 80.47% of the issued and outstanding Class A Units;

WHEREAS, as of the TSA Effective Date, the Consenting Lenders hold, in the aggregate, 90.75% of the outstanding principal amount of the Term Loans; and

WHEREAS, the Parties have agreed to take certain actions in support of the Restructuring Transactions on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

Agreement

Section 1.	Definitions and Interpretation.

(a)
Definitions.  Capitalized terms used in this Agreement and not defined in this Section 1(a) or in the body of this Agreement, shall have the meanings given to such terms in the Transaction Term Sheet.  As used in this Agreement, the following terms have the following meanings:

(i)
“Affiliate” means, with respect to any Person, any other Person that, either directly or indirectly, though one or more intermediaries, controls, is controlled by, or is under common control with the specified Person, and shall also include any Related Fund of such Person.  The term “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person (whether through ownership of Equity Interests having the right to vote, by contract or otherwise).

(ii)	“Agreement” has the meaning set forth in the recitals of this Agreement.

(iii)
“Acquisition Proposal” means any inquiry, proposal or offer from any Person (other than Buyer, Merger Sub or any of their respective Affiliates) relating to any (A) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of a material portion of the assets of the Company and/or its subsidiaries (excluding sales of assets in the ordinary course of business) or any Equity Interests of the Company and/or any of its subsidiaries, (B) direct or indirect tender offer for the Equity Interests of the Company and/or any of its subsidiaries (whether in a single transaction or a series of related transactions), or (C) merger, consolidation, share exchange, business combination, recapitalization, foreclosure (other than the Strict Foreclosure), liquidation, dissolution or similar transaction involving the Company and/or any of its subsidiaries or involving a material portion of the assets of the Company and/or its subsidiaries, in each case, other than the Restructuring Transactions.

(iv)	“Buyer Common Stock” has the meaning given to the term “Buyer Common Stock” in the Merger Agreement.

(v)	“Buyer Convertible Notes” has the meaning given to the term “Buyer Convertible Notes” in the Merger Agreement.

(vi)	“Business Day” means any day other than a day which is a Saturday, Sunday or legal holiday on which banks in the City of New York are authorized or obligated by Law to close.

(vii)	“Company” has the meaning set forth in the recitals of this Agreement.

(viii)	“Company Parties” means, collectively, the Company and each of its subsidiaries that is party to the Term Loan Agreement as a “Loan Party” thereunder.

(ix)	“Consenting Equity Holders” has the meaning set forth in the preamble to this Agreement.

(x)	“Consenting Lenders” has the meaning set forth in the preamble to this Agreement.

(xi)	“Consenting Stakeholders” means, collectively, the Consenting Equity Holders and the Consenting Lenders.

(xii)	“Definitive Documents” has the meaning set forth in Section 2.

(xiii)
“Equity Interests” means any securities evidencing an equity ownership interest in any Person, including, but not limited to, shares, securities, stock (whether preferred, common or otherwise), limited liability company interests or membership interests, partnership interests and other equity or ownership interests of any kind or nature in any Person, in each case whether voting or non-voting, participating or non-participating, and whether certificated or uncertificated.

(xiv)
“Entity” means any corporation (including any non-profit corporation), partnership (including any general partnership, limited partnership or limited liability partnership), joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity, and each of its successors.

(xv)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(xvi)	“Execution Documents” means, collectively, the Registration Rights and Lock-Up Agreement and the Mutual Release Agreement.

(xvii)
“Governmental Body” means any: (A) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (B) federal, state, local, municipal, foreign or other government; (C) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, bureau, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or entity and any court or other tribunal, and for the avoidance of doubt, any taxing authority); or (D) self-regulatory organization (including The New York Stock Exchange).

(xviii)
“Indenture” means the Indenture to be entered into on the Transaction Effective Date by and among Buyer, as issuer, the subsidiaries of Buyer, as guarantors, and Computershare Trust Company, National Association, as trustee, in the form of Exhibit C.

(xix)	“Joinder Agreement” means the form of Joinder Agreement attached to this Agreement as Exhibit D.

(xx)
“Law” means any federal, state, national, foreign, local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of The New York Stock Exchange or the Financial Industry Regulatory Authority, Inc.).

(xxi)	“Letter of Transmittal” means a letter of transmittal to be delivered by the Company to the members of the Company in connection with the consummation of the Merger in the form of Exhibit E.

(xxii)	“Merger Agreement” has the meaning set forth in the recitals of this Agreement.

(xxiii)	“Merger Closing” has the meaning given to the term “Closing” in the Merger Agreement.

(xxiv)	“Merger Closing Date” has the meaning given to the term “Closing Date” in the Merger Agreement.

(xxv)
“Mutual Release Agreement” means the Mutual Release Agreement to be entered into on the Transaction Effective Date by and among Buyer, the Company Parties and the Consenting Stakeholders, in the form of Exhibit F.

(xxvi)
“Order” means any order, injunction, judgment, decree, stipulation, determination, decision, ruling, writ, assessment, verdict, award or similar action issued, made or rendered by any Governmental Body or arbitrator.

(xxvii)	“Party” or “Parties” has the meaning set forth in the preamble to this Agreement.

(xxviii)	“Paul Hastings” means Paul Hastings LLP, in its capacity as counsel to the Company.

(xxix)
“Permitted Transfer” means (A) a Transfer of any Term Loan Claim that meets the requirements of Section 3(c) or (B) a Transfer of any Class A Units that meets the requirements of Section 4(c), as applicable.

(xxx)	“Permitted Transferee” means each transferee of any Term Loan Claim or Class A Unit in a Permitted Transfer.

(xxxi)	“Person” means any individual, Entity or Governmental Body.

(xxxii)
“Registration Rights and Lock-Up Agreement” means the Registration Rights and Lock-Up Agreement to be entered into on the Transaction Effective Date by and among Buyer and the Consenting Lenders, in the form of Exhibit G.

(xxxiii)
“Related Fund” means, with respect to any Person, any fund, account or investment vehicle that is controlled, managed, advised, sub-managed or sub-advised by (A) such Person, (B) an Affiliate of such Person or (C) the same investment manager, sub-investment manager, advisor or sub-advisor that controls, manages, advises, sub-manages or sub-advises such Person or an Affiliate of such investment manager, sub-investment manager, advisor or sub-advisor.

(xxxiv)
“Required Consenting Equity Holders” means, as of any date of determination, the Consenting Equity Holders holding more than fifty percent (50.0%) of the total number of Class A Units that are held by all Consenting Equity Holders as of such date.

(xxxv)
“Required Consenting Lenders” means, as of any date of determination, the Consenting Lenders holding more than fifty percent (50.0%) of the aggregate outstanding principal amount of Term Loans that are held by all Consenting Lenders as of such date.

(xxxvi)	“Required Parties” means, collectively, Buyer and the Required Stakeholders.

(xxxvii)
“Required Stakeholders” means, collectively, (A) the Required Consenting Equity Holders, (B) the Required Consenting Lenders and (C) the Company; provided, that for purposes of terminating this Agreement as a result of the occurrence any event described in Section 7(b)(i), “Required Stakeholders” shall only require clauses (A) and (B) of this definition.

(xxxviii)	“Sidley” means Sidley Austin LLP, in its capacity as counsel to Buyer.

(xxxix)	“Specified Collateral” has the meaning given to the term “Specified Collateral” in the Strict Foreclosure Agreement.

(xl)	“Strict Foreclosure” has the meaning given to the term “Strict Foreclosure” in the Strict Foreclosure Agreement.

(xli)
“Strict Foreclosure Agreement” means that certain Strict Foreclosure Agreement, dated as of the TSA Effective Date, by and among the Collateral Agent, the Company and Group, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

(xlii)
“Support Period” means, with respect to a Consenting Stakeholder, the period commencing on the TSA Effective Date (or, in the case of any Consenting Stakeholder that becomes a party hereto after the TSA Effective Date, as of the date such Consenting Stakeholder becomes a party hereto) and ending on the Termination Date.

(xliii)	“Term Loans” means “Loans” as defined in the Term Loan Agreement.

(xliv)	“Termination Date” means the date on which termination of this Agreement occurs in accordance with Section 7(a), Section 7(b) or Section 7(c).

(xlv)	“Transaction Effective Date” means the date upon which the Restructuring Transactions are consummated.

(xlvi)	“Transaction Term Sheet” has the meaning set forth in the recitals to this Agreement.

(xlvii)	“Transfer” means sell, pledge, assign, transfer, permit the participation in, or dispose of.

(b)	Interpretation. For purposes of this Agreement:

(i)
each of the exhibits and schedules attached hereto (including the Transaction Term Sheet) is expressly incorporated in, and made a part of, this Agreement, and all references to this Agreement shall include such exhibits and schedules;

(ii)	as the context requires, each term, whether stated in the singular or the plural, shall include both the singular and the plural;

(iii)	capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form;

(iv)
unless otherwise specified, any reference herein to an existing agreement, document, schedule or exhibit shall mean such agreement, document, schedule or exhibit as it may have been or may be amended, restated, supplemented or otherwise modified from time to time;

(v)	unless otherwise specified, all references herein to “Exhibits” and “Sections” are references to Exhibits to, and Sections of, this Agreement;

(vi)	the words “herein,” “hereof,” and “hereto” refer to this Agreement as a whole rather than to any particular portion of this Agreement;

(vii)
captions and headings to Sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof or, for any purpose, be deemed a part of this Agreement;

(viii)	references to the Company shall be deemed to include any Entity that has been merged into or is otherwise a predecessor to the Company;

(ix)	references to “shareholders” or “directors” shall also include “members” or “managers,” as applicable, as such terms are defined under the applicable limited liability company laws; and

(x)	the use of “include” or “including” and variations thereof shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

Section 2.	Definitive Documents.

The “Definitive Documents” means this Agreement and all other agreements, certificates and documents (including any schedules, annexes and/or exhibits thereto) that are contemplated by this Agreement or that are otherwise necessary to implement or effectuate the Restructuring Transactions, including the Merger Agreement, the Indenture, the Letter of Transmittal, the Lock-Up Agreements, the Mutual Release Agreement, the Registration Rights and Lock-Up Agreement and the Strict Foreclosure Agreement.

The Definitive Documents not executed as of the TSA Effective Date or not in a form attached to this Agreement as of the TSA Effective Date remain subject to negotiation and completion after the TSA Effective Date.  Upon completion, all Definitive Documents shall contain terms, conditions, representations, warranties and covenants consistent in all respects with this Agreement (including the Transaction Term Sheet) and shall otherwise be in form and substance reasonably acceptable to the Required Stakeholders.  Each Consenting Stakeholder hereby acknowledges and agrees that any Definitive Document that is executed as of the TSA Effective Date or in a form attached to this Agreement as of the TSA Effective Date is, as such Definitive Document is in effect as of the TSA Effective Date or in the form attached to this Agreement as of the TSA Effective Date, as applicable, in form and substance acceptable to such Consenting Stakeholder.  Notwithstanding anything to the contrary in this Agreement, if this Agreement requires that any Definitive Document (including the form and substance thereof) be “reasonably acceptable” to the Required Stakeholders and any term, provision, condition, representation, warranty or covenant in such Definitive Document is either (a) not consistent with this Agreement or (b) not addressed in this Agreement and is material, then (in either case) such term, provision, condition, representation, warranty or covenant of such Definitive Document must be acceptable (and not just reasonably acceptable) to the Required Stakeholders.

Section 3.	Agreements of the Consenting Lenders.

(a)
Transaction Support.  During the Support Period, subject to the terms and conditions hereof, each Consenting Lender hereby agrees, severally and not jointly, with respect to all Term Loan Claims held by it, that it shall:

(i)
support and use commercially reasonable efforts to facilitate the consummation of the Restructuring Transactions in accordance with the terms and conditions set forth in this Agreement (including the Transaction Term Sheet);

(ii)
negotiate in good faith the Definitive Documents to which it is contemplated to become a party, and execute and deliver such Definitive Documents on the Transaction Effective Date or at such other time contemplated by this Agreement (including the Transaction Term Sheet);

(iii)	not direct the Administrative Agent or the Collateral Agent to take any action inconsistent with such Consenting Lender’s obligations under this Agreement;

(iv)
provide requests, instructions and/or directions to the Collateral Agent to (A) take any action contemplated to be taken by the Collateral Agent pursuant to the Transaction Term Sheet, (B) execute and deliver any payoff letter or similar document for the discharge of the Term Loan Claims and the release and termination of any and all liens and other encumbrances created under any of the Term Loan Documents, as described in the Merger Agreement, and (C) execute and deliver such other documents or instruments, or take such other actions, to satisfy any of the conditions set forth in Article VI of the Merger Agreement that require such execution, delivery or action;

(v)	not object to, materially impede or materially delay or take any other action to materially interfere with the implementation or consummation of the Restructuring Transactions;

(vi)
if the Restructuring Transactions are implemented pursuant to the Strict Foreclosure Restructuring, (A) vote all NewCo Units held by such Consenting Lender immediately after the consummation of the Step 3 Transactions in favor of, or, if action is to be taken by written consent in lieu of a meeting of NewCo’s members, execute a written consent in favor of, the Pre-Closing Combination, and (B) vote all Class A Units held by such Consenting Lender immediately after the consummation of the Step 4 Transactions in favor of, or, if action is to be taken by written consent in lieu of a meeting of the Company’s members, execute a written consent in favor of, the Merger;

(vii)
not (A) solicit, initiate discussions with respect to, knowingly encourage or accept the initiation of discussions with respect to, any Acquisition Proposal or (B) participate in any discussions, conversations, negotiations or other communications regarding, or furnish to any other Person any information with respect to, or otherwise assist or participate in, facilitate or knowingly encourage the submission of, any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal;

(viii)
immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications between such Consenting Lender and any other Persons with respect to any Acquisition Proposal; and

(ix)
to the extent any legal or structural impediments arise that would prevent or materially delay the consummation of the Restructuring Transactions, negotiate, subject to Laws applicable to such Consenting Lender, in good faith appropriate additional or alternative provisions to the applicable Definitive Documents to address any such impediments; provided that such alternative does not alter, in any material respect, the substance and economics of the Restructuring Transactions.

(b)	Consents and Acknowledgements.

(i)
Subject to the satisfaction or waiver of the conditions set forth in Article VI of the Merger Agreement, each Consenting Lender hereby grants all consents that may be required under the Term Loan Agreement and the other Term Loan Documents, under applicable Law or otherwise to permit the consummation of the Restructuring Transactions on the terms set forth herein.

(ii)
Each Consenting Lender hereby acknowledges and agrees that the consummation of the Restructuring Transactions in accordance with the terms of this Agreement and the other Definitive Documents shall result in the satisfaction and discharge in full of all of such Consenting Lender’s Term Loan Claims.

(c)	Transfers.

(i)
During the Support Period, subject to the terms and conditions hereof, each Consenting Lender agrees, solely with respect to itself, that it shall not directly or indirectly Transfer (other than pledges (x) in favor of a prime broker under and in accordance with its prime brokerage agreement with such prime broker or (y) in favor of a financing counterparty in accordance with any ordinary course financing arrangements, in each case which shall be released in connection with consummation of the Restructuring Transactions) any ownership (including any beneficial ownership as defined in Rule 13d-3 under the Exchange Act) in its Term Loan Claims, or any option thereon or any right or interest therein (including by granting any proxies or depositing any interests in such Term Loan Claims into a voting trust or by entering into a voting agreement with respect to such Term Loan Claims), unless the intended transferee (A) is a Consenting Stakeholder and provides written notice of such Transfer (including the amount and type of Term Loan Claim to be Transferred) to Paul Hastings and Sidley at or before the time of such Transfer or (B) executes and delivers to Paul Hastings and Sidley a Joinder Agreement at or before the time of such Transfer.

(ii)
This Agreement shall in no way be construed to preclude the Consenting Lenders from acquiring additional Term Loan Claims; provided that (A) any Consenting Lender that acquires additional Term Loan Claims during the Support Period shall promptly notify Paul Hastings and Sidley of such acquisition, including the amount acquired, and (B) such acquired Term Loan Claims shall automatically and immediately upon acquisition by a Consenting Lender be deemed to be subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given to Paul Hastings).

(iii)
Any Transfer made in violation of this Section 3(c) shall be void ab initio.  Upon the completion of any Transfer of Term Loan Claims in accordance with this Section 3(c), the Permitted Transferee shall be deemed a Consenting Lender hereunder with respect to such transferred Term Loan Claims and the transferor shall be deemed to relinquish its rights and claims (and be released from its obligations under this Agreement) with respect to such transferred Term Loan Claims; provided that if such transferor retains any rights related to such transferred Term Loan Claims, such transferor shall remain subject to the provisions of this Agreement with respect to such rights.

Section 4.	Agreements of the Consenting Equity Holders.

(a)
Transaction Support by the Consenting Equity Holders.  During the Support Period, subject to the terms and conditions hereof, each Consenting Equity Holder agrees, severally and not jointly, with respect to all Class A Units held by it, that it shall:

(i)
support and use commercially reasonable efforts to facilitate the consummation of the Restructuring Transactions in accordance with the terms and conditions set forth in this Agreement (including the Transaction Term Sheet);

(ii)
negotiate in good faith the Definitive Documents to which it is contemplated to become a party, and execute and deliver such Definitive Documents on the Transaction Effective Date or at such other time contemplated by this Agreement (including the Transaction Term Sheet);

(iii)	not object to, materially impede or materially delay or take any other action to materially interfere with the implementation or consummation of the Restructuring Transactions;

(iv)
vote all Class A Units held by such Consenting Equity Holder in favor of, or, if action is to be taken by written consent in lieu of a meeting of the Company’s members, execute a written consent in favor of, the Restructuring Transactions;

(v)
if the Restructuring Transactions are implemented pursuant to the Strict Foreclosure Restructuring, vote all Class A Units held by such Consenting Equity Holder in favor of, or, if action is to be taken by written consent in lieu of a meeting of the Company’s members, execute a written consent in favor of, the Pre-Closing Combination;

(vi)
not (A) solicit, initiate discussions with respect to, knowingly encourage or accept the initiation of discussions with respect to, any Acquisition Proposal or (B) participate in any discussions, conversations, negotiations or other communications regarding, or furnish to any other Person any information with respect to, or otherwise assist or participate in, facilitate or knowingly encourage the submission of, any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal;

(vii)
immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications between such Consenting Equity Holder and any other Persons with respect to any Acquisition Proposal; and

(viii)
to the extent any legal or structural impediments arise that would prevent or materially delay the consummation of the Restructuring Transactions, negotiate, subject to Laws applicable to such Consenting Equity Holder, in good faith appropriate additional or alternative provisions to the applicable Definitive Documents to address any such impediments; provided that such alternative does not alter, in any material respect, the substance and economics of the Restructuring Transactions.

(b)	Consents and Acknowledgements.

(i)
Subject to the satisfaction or waiver of the conditions set forth in Article VI of the Merger Agreement, each Consenting Equity Holder hereby grant all consents that may be required under the LLC Agreement, under applicable Law or otherwise to permit the consummation of the Restructuring Transactions on the terms set forth herein.

(ii)
Each Consenting Equity Holder hereby acknowledges and agrees that the consummation of the Restructuring Transactions in accordance with the terms of this Agreement and the other Definitive Documents shall result in the cancellation and extinguishment of all of such Consenting Lender’s Class A Units in exchange for no consideration (it being understood and agreed that the foregoing acknowledgement does not apply to any Class A Units that are received by a Consenting Lender as a result of the Pre-Closing Combination).

(c)	Transfers.

(i)
During the Support Period, subject to the terms and conditions hereof, each Consenting Equity Holder agrees, solely with respect to itself, that it shall not directly or indirectly Transfer (other than pledges (x) in favor of a prime broker under and in accordance with its prime brokerage agreement with such prime broker or (y) in favor of a financing counterparty in accordance with any ordinary course financing arrangements, in each case which shall be released in connection with consummation of the Restructuring Transactions) any ownership (including any beneficial ownership as defined in Rule 13d-3 under the Exchange Act) in its Class A Units, or any option thereon or any right or interest therein (including by granting any proxies or depositing any interests in such Class A Units into a voting trust or by entering into a voting agreement with respect to such Class A Units), unless the intended transferee (A) is a Consenting Stakeholder and provides written notice of such Transfer (including the number of Class A Units to be Transferred) to Paul Hastings at or before the time of such Transfer or (B) executes and delivers to Paul Hastings a Joinder Agreement at or before the time of such Transfer.

(ii)
This Agreement shall in no way be construed to preclude the Consenting Equity Holders from acquiring additional Class A Units; provided that (A) any Consenting Equity Holder that acquires additional Class A Units during the Support Period shall promptly notify Paul Hastings of such acquisition, including the number acquired, and (B) such acquired Class A Units shall automatically and immediately upon acquisition by a Consenting Equity Holder be deemed to be subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given to Paul Hastings).

(iii)
Any Transfer made in violation of this Section 4(c) shall be void ab initio.  Upon the completion of any Transfer of Class A Units in accordance with this Section 4(c), the Permitted Transferee shall be deemed a Consenting Equity Holder hereunder with respect to such transferred Class A Units and the transferor shall be deemed to relinquish its rights and claims (and be released from its obligations under this Agreement) with respect to such transferred Class A Units; provided that if such transferor retains any rights related to such transferred Class A Units, such transferor shall remain subject to the provisions of this Agreement with respect to such rights.

Section 5.	Release of Signature Pages.

Each Consenting Stakeholder hereby acknowledges that, concurrently with such Consenting Stakeholder’s execution and delivery of this Agreement or a Joinder Agreement, such Consenting Stakeholder has executed and irrevocably delivered to the Company a counterpart signature page to (a) the Mutual Release Agreement and, (b) in the case of the Consenting Lenders, the Registration Rights and Lock-Up Agreement (such signature pages, the “Signature Pages”).  Each Consenting Stakeholder hereby agrees that, subject to the satisfaction or waiver of the conditions set forth in Article VI of the Merger Agreement, on the Transaction Effective Date, without any further action on the part of, or notice to, any Person, (i) such Consenting Stakeholder’s Signature Page(s) shall be deemed automatically released and attached to the applicable Execution Documents, (ii) the Execution Documents shall be dated the date of the Transaction Effective Date, all matters of fact or other informational matters called for by, or to be included in, any of the Execution Documents (as approved by the Required Stakeholders) shall be inserted therein, and the Execution Documents shall become effective, and (iii) such Consenting Stakeholder shall become a party to the applicable Execution Documents and fully bound by, and subject to, all of the covenants, terms, conditions and provisions of the applicable Execution Documents as a party thereto.  For the avoidance of doubt, if this Agreement is terminated in accordance with its terms (other than a termination pursuant to Section 7(a)(i)), then the Execution Documents shall not become effective, each Consenting Stakeholder’s Signature Page(s) shall not be released or attached to the applicable Execution Documents and each Consenting Stakeholder’s Signature Page(s) shall be deemed null and void, and neither of the Execution Documents shall become effective.

Section 6.	Limitations on Obligations of Consenting Stakeholders.

Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement shall: (a) affect the ability of any Consenting Stakeholder to consult with any other Party or the Company regarding the Restructuring Transactions or otherwise; (b) prevent any Consenting Stakeholder from enforcing this Agreement or any other Definitive Document to which it is a party (including any right, remedy, condition, consent or approval requirement under this Agreement or any other Definitive Document) or asserting or contesting whether any matter, fact or thing is a breach of, or is inconsistent with, this Agreement or any other Definitive Document to which it is (or to which it is contemplated to be) a party; (c) limit the ability of a Consenting Stakeholder to purchase, sell or enter into any transactions regarding Term Loan Claims and/or Class A Units, provided that any such purchase, sale or transaction does not violate the terms hereof; (d) except as expressly set forth herein, constitute a waiver or amendment of any term or provision of any of the Term Loan Documents or the LLC Agreement, as applicable; (e) constitute a termination or release of any liens on, or security interests in, any of the assets or properties of any of the Company Parties that secure the obligations under the any of the Term Loan Documents; (f) require any Consenting Stakeholder to waive any condition to the obligations of the Consenting Stakeholders set forth in this Agreement to facilitate the consummation of the Restructuring Transactions; (g) obligate any Consenting Stakeholder to approve any Definitive Agreement that, upon completion, does not contain terms, conditions, representations, warranties and covenants that are in compliance with the standards set forth in Section 2; (h) require any Consenting Stakeholder to incur, assume, become liable in respect of or suffer to exist any expenses, liabilities or other obligations, or agree to or become bound by any commitments, undertakings, concessions, indemnities or other arrangements that could result in expenses, liabilities or other obligations to such Consenting Stakeholder (in each case set forth in this clause (h), other than such non-material expenses, liabilities or other obligations which are reasonably contemplated to be incidental to such Consenting Stakeholder’s explicit obligations and undertakings under this Agreement); or (i) require any Consenting Lender to reduce the amount of consideration to be received by such Consenting Lender in the Restructuring Transactions or change the form thereof.

Section 7.	Termination of Agreement.

(a)
Automatic Termination.  This Agreement shall terminate automatically, without any further action required by any Party, upon (i) the consummation of the Merger on the Closing Date or (ii) the termination of the Merger Agreement in accordance with the terms thereof.

(b)
Other Termination Events.  This Agreement may be terminated by the Required Stakeholders by the delivery to the other Parties of a written notice in accordance with Section 21 upon the occurrence of any of the following events:

(i)
any amendment, supplement or other written modification to the Merger Agreement after the TSA Effective Date which (A) reduces the Purchase Price (as defined in the Merger Agreement as in effect on the TSA Effective Date), or (B) reduces the aggregate number of shares of Buyer Common Stock or the aggregate principal amount of Buyer Convertible Notes to be issued and delivered by Buyer at the Closing to holders of Class A Units or holders of Term Loan Claims (including New Loan Claims) other than as contemplated in the Merger Agreement; or

(ii)
the issuance by any Governmental Body, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that enjoins, restrains, conditions, makes illegal or otherwise prohibits the consummation of the Restructuring Transactions.

(c)	Mutual Termination. This Agreement may be terminated by mutual written agreement of the Required Parties.

(d)
Effect of Termination.  Except as provided in Section 16, upon the occurrence of the Termination Date, all Parties’ obligations under this Agreement shall be terminated effective immediately and, in each case, each Party shall be immediately released from its liabilities, obligations, commitments, undertakings and agreements under or related to this Agreement and shall have all the rights and remedies that it would have had and shall be entitled to take all actions, whether with respect to the Restructuring Transactions or otherwise, that it would have been entitled to take had it not entered into this Agreement; provided that in no event shall any such termination relieve a Party from any obligations under this Agreement which expressly survive termination pursuant to Section 16.  Upon the Termination Date (other than the Termination Date occurring as a result of Section 7(a)(i)), any consents or approvals given by a Consenting Stakeholder related to the Restructuring Transactions prior to such termination shall automatically be deemed, for all purposes, to be null and void ab initio.

Section 8.	Representations and Warranties.

(a)
Mutual Representations and Warranties.  Each Party, severally and not jointly, represents and warrants to the other Parties that, as of the TSA Effective Date (or as of the date such Party becomes a party hereto):

(i)
such Party is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has, as applicable, all requisite corporate, partnership, limited liability company or similar authority to enter into this Agreement and to perform its obligations contemplated hereunder;

(ii)
the execution and delivery of this Agreement by such Party and the performance by such Party of its obligations hereunder have been duly authorized by, as applicable, all necessary corporate, limited liability company, partnership or other similar action on its part;

(iii)
the execution, delivery and performance by such Party of this Agreement does not and will not violate any provision of Law applicable to it or with its charter or bylaws (or other similar organizational documents); and

(iv)
this Agreement is the legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or a ruling of a court of competent jurisdiction.

(b)
Consenting Stakeholders’ Representations and Warranties.  Each Consenting Stakeholder, severally and not jointly, represents and warrants to the other Parties that, as of the TSA Effective Date (or as of the date such Consenting Stakeholder becomes a party hereto), such Consenting Stakeholder:

(i)
(A) in the case of a Consenting Lender, is the beneficial or record owner of, or is the investment advisor, sub-advisor or manager of beneficial holders of, the aggregate principal amount of Term Loans set forth on such Consenting Lender’s signature page to this Agreement (or on the signature page to a Joinder Agreement in the case of any Consenting Lender that becomes a party hereto after the TSA Effective Date) and (B) in the case of a Consenting Equity Holder, is the beneficial or record owner of, or is the investment advisor, sub-advisor or manager of beneficial holders of, the number of Class A Units set forth on such Consenting Equity Holder’s signature page to this Agreement (or on the signature page to a Joinder Agreement in the case of any Consenting Equity Holder that becomes a party hereto after the TSA Effective Date);

(ii)	has full power and authority to vote on and consent to matters concerning such Term Loan Claims and/or Class A Units, or to Transfer such Term Loan Claims and/or Class A Units; and

(iii)
such Term Loan Claims and/or Class A Units are free and clear of any pledge, lien, security interest, charge, claim, option, proxy, voting restriction, right of first refusal or other limitation of any kind that would adversely affect in any way such Consenting Stakeholder’s ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed.

It is understood and agreed that the representations and warranties made by a Consenting Stakeholder that is an investment manager, advisor or subadvisor of a beneficial owner of Term Loan Claims and/or Class A Units are made with respect to, and on behalf of, such beneficial owner and not such investment manager, advisor or subadvisor, and, if applicable, are made severally (and not jointly) with respect to the investment funds, accounts and other investment vehicles managed by such investment manager, advisor or subadvisor.

Section 9.	Acknowledgements and Agreements of Buyer.

(a)
RELIANCE/ACKNOWLEDGMENT.  NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT OR ANY OF THE OTHER DEFINITIVE DOCUMENTS TO THE CONTRARY, BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE CONSENTING STAKEHOLDERS IN SECTION 8 OF THIS AGREEMENT: (I) NONE OF THE CONSENTING STAKEHOLDERS,  ANY AFFILIATES OF ANY OF THE CONSENTING STAKEHOLDERS OR ANY ADVISORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF ANY OF THE CONSENTING STAKEHOLDERS OR ANY OF THEIR RESPECTIVE AFFILIATES IS MAKING ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, WITH RESPECT TO TERM LOAN CLAIMS, THE CLASS A UNITS, THE COMPANY PARTIES OR THE RESTRUCTURING TRANSACTIONS, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO THE CONDITION, MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY OF THE COMPANY PARTIES, ANY ASSETS OR LIABILITIES OF ANY OF THE COMPANY PARTIES, OR THE BUSINESSES OR OPERATIONS OF ANY OF THE COMPANY PARTIES; (II) BUYER HAS NOT EXECUTED OR AUTHORIZED THE EXECUTION OF THIS AGREEMENT OR ANY OF THE OTHER DEFINITIVE DOCUMENTS OR ENTERED INTO THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN RELIANCE UPON, AND HEREBY SPECIFICALLY DISCLAIMS RELIANCE UPON, ANY PROMISE, STATEMENT, PROJECTION, FORECAST, REPRESENTATION OR WARRANTY WHATSOEVER MADE OR OMITTED TO BE MADE TO BUYER OR ANY OF ITS AFFILIATES, ADVISORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES BY ANY OF THE CONSENTING STAKEHOLDERS, ANY AFFILIATES OF ANY OF THE CONSENTING STAKEHOLDERS OR ANY ADVISORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF ANY OF THE CONSENTING STAKEHOLDERS OR ANY OF THEIR RESPECTIVE AFFILIATES, INCLUDING ANY SUCH PROMISE, STATEMENT, PROJECTION, FORECAST, REPRESENTATION OR WARRANTY AS TO THE CONDITION, VALUE, QUALITY OR PROSPECTS OF ANY OF THE COMPANY PARTIES, ANY ASSETS OR LIABILITIES OF ANY OF THE COMPANY PARTIES, OR THE BUSINESSES OR OPERATIONS OF ANY OF THE COMPANY PARTIES; AND (III) NONE OF THE CONSENTING STAKEHOLDERS, ANY AFFILIATES OF ANY OF THE CONSENTING STAKEHOLDERS OR ANY ADVISORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF ANY OF THE CONSENTING STAKEHOLDERS OR ANY OF THEIR RESPECTIVE AFFILIATES HAS MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, AS TO THE ACCURACY OR COMPLETENESS OF ANY PROJECTION, FORECAST, STATEMENT OR INFORMATION MADE, COMMUNICATED OR FURNISHED (ORALLY OR IN WRITING) TO BUYER OR ANY OF ITS AFFILIATES, ADVISORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES IN CONNECTION WITH THIS AGREEMENT AND THE RESTRUCTURING TRANSACTIONS (INCLUDING ANY OF THE FOREGOING MADE IN RESPONSE TO ANY DUE DILIGENCE REQUEST LIST OR MADE DURING ANY DUE DILIGENCE TELEPHONIC OR IN-PERSON MEETINGS), AND NONE OF THE CONSENTING STAKEHOLDERS, ANY AFFILIATES OF ANY OF THE CONSENTING STAKEHOLDERS OR ANY ADVISORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF ANY OF THE CONSENTING STAKEHOLDERS OR ANY OF THEIR RESPECTIVE AFFILIATES WILL HAVE OR BE SUBJECT TO ANY LIABILITY TO BUYER OR ANY OF ITS AFFILIATES, ADVISORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES RESULTING FROM THE DISTRIBUTION TO BUYER OR ANY OF ITS AFFILIATES, ADVISORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF, OR ANY SUCH PERSON’S USE OF OR RELIANCE ON, ANY SUCH PROJECTION, FORECAST, STATEMENT OR INFORMATION OR ANY ERRORS THEREIN OR OMISSIONS THEREFROM.

(B)
NO ASSURANCES.  NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, NONE OF THE CONSENTING STAKEHOLDERS IS (I) PROVIDING, OR SHALL BE DEEMED TO BE PROVIDING, ANY COMMITMENT, UNDERTAKING, GUARANTEE, PROMISE OR OTHER ASSURANCE TO (A) MAKE LOANS OR PROVIDE OTHER EXTENSIONS OF CREDIT TO ANY OF THE COMPANY PARTIES (EXCEPT FOR ANY COMMITMENTS TO MAKE LOANS AS EXPRESSLY SET FORTH IN ANY OF THE OTHER DEFINITIVE DOCUMENTS AND SUBJECT TO THE TERMS AND CONDITIONS SET FORTH THEREIN), (B) MAINTAIN, PROTECT OR SUPPORT THE ASSETS, LIABILITIES, LIQUIDITY, REVENUES, SALES, PROFITS, CASH FLOWS, WORKING CAPITAL, CONDITION (FINANCIAL OR OTHERWISE), SERVICES, BUSINESSES OR OPERATIONS OF ANY OF THE COMPANY PARTIES, OR (C) CAUSE ANY OF THE COMPANY PARTIES TO COMPLY WITH ANY OF THEIR RESPECTIVE COVENANTS, OBLIGATIONS OR OTHER AGREEMENTS SET FORTH IN ANY OF THE DEFINITIVE DOCUMENTS, OR (II) INCURRING OR ASSUMING, OR SHALL BE DEEMED TO BE INCURRING OR ASSUMING, ANY RESPONSIBILITY, LIABILITY OR OTHER OBLIGATION WITH RESPECT TO (A) ANY BREACH OR VIOLATION BY ANY OF THE COMPANY PARTIES OF ANY OF THEIR RESPECTIVE REPRESENTATIONS, WARRANTIES, COVENANTS, OBLIGATIONS OR OTHER AGREEMENTS SET FORTH IN ANY OF THE DEFINITIVE DOCUMENTS, OR (B) ANY FAILURE OF THE RESTRUCTURING TRANSACTIONS TO BE CONSUMMATED.

(C)
LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, NO CONSENTING STAKEHOLDER SHALL BE LIABLE FOR ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES (UNLESS SUCH CONSEQUENTIAL DAMAGES WERE REASONABLY FORESEEABLE AND THE NATURAL AND PROXIMATE RESULT OF SUCH CONSENTING STAKEHOLDER’S BREACH) OF ANY OTHER PARTY, ITS SUCCESSORS, ASSIGNS OR THEIR RESPECTIVE AFFILIATES AND REPRESENTATIVES, IN ANY WAY DUE TO, RESULTING FROM OR ARISING IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF WHETHER SUCH LIABILITY ARISES IN TORT (INCLUDING NEGLIGENCE), CONTRACT, BREACH OF WARRANTY, STRICT LIABILITY, INDEMNIFICATION, OR OTHERWISE AND REGARDLESS OF WHETHER ANY SUCH DAMAGES ARE FORESEEABLE OR WHETHER A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES.

Section 10.	Disclosure.

Except as required by Law, no Party shall, and each Party shall cause its controlled Affiliates not to, (a) use the name of any Consenting Stakeholder in any public manner (including in any press release) with respect to this Agreement, the Restructuring Transactions or any of the Definitive Documents without such Consenting Stakeholder’s prior written consent or (b) disclose to any Person (including, for the avoidance of doubt, any other Consenting Stakeholder), other than to the Company and its advisors (including Paul Hastings), the amount of Term Loan Claims and/or the number of Class A Units held by any Consenting Stakeholder without such Consenting Stakeholder’s prior written consent (it being understood and agreed that each Consenting Stakeholder’s signature page to this Agreement, or each Consenting Stakeholder’s Joinder Agreement, as applicable, shall be redacted to remove the name of such Consenting Stakeholder and the amount of Term Loan Claims and/or the number of Class A Units held by any Consenting Stakeholder); provided, however, that (i) if such disclosure is required by Law, the disclosing Party shall afford the relevant Consenting Stakeholder, prior to such disclosure being made, a reasonable opportunity to review and comment on such disclosure and shall take all reasonable measures to limit such disclosure (the expense of which, if any, shall be borne by the relevant disclosing Party) and (ii) the foregoing shall not prohibit the disclosure of the aggregate amount of Term Loan Claims and/or the total number of Class A Units held by the Consenting Stakeholders, collectively.  Notwithstanding the provisions in this Section 10, any Party may disclose the identities of the other Parties in any action, suit or proceeding to enforce this Agreement or in any action, suit or proceeding for damages as a result of any breaches hereof.

Section 11.	Amendments and Waivers.

(a)
This Agreement (including the Transaction Term Sheet) may not be modified, amended or supplemented, and no condition or requirement of this Agreement may be waived, in any manner except in accordance with this Section 11.

(b)
This Agreement may be modified, amended or supplemented, or a condition or requirement of this Agreement may be waived, in a writing signed:  (i) in the case of a waiver, by the Party against whom the waiver is to be effective, and (ii) in the case of a modification, amendment or supplement, by the Required Parties.  Notwithstanding the foregoing, (A) if the proposed modification, amendment or supplement adversely affects any class of the Term Loan Claims held by a Consenting Lender in a manner that is different or disproportionate in any material respect from the effect such modification, amendment or supplement has on such class of Term Loan Claims held by the other Consenting Lenders (without regard to any effect resulting from (x) the individual circumstances of any such Consenting Lender or (y) the differences in the respective percentages of ownership of Term Loan Claims of the Consenting Lenders), then the consent of each such affected Consenting Lender shall also be required to effectuate such modification, amendment or supplement, (B) if the proposed modification, amendment or supplement adversely affects any of the Class A Units held by a Consenting Equity Holder in a manner that is different or disproportionate in any material respect from the effect such modification, amendment or supplement has on the Class A Units held by the other Consenting Equity Holders (without regard to any effect resulting from (x) the individual circumstances of any such Consenting Equity Holder or (y) the differences in the respective percentages of ownership of Class A Units of the Consenting Equity Holders), then the consent of each such affected Consenting Equity Holder shall also be required to effectuate such modification, amendment or supplement, and (C) any modification, amendment or supplement to this Section 11(b) shall require the consent of all Parties.

(c)	Any proposed modification, amendment, waiver or supplement that does not comply with this Section 11 shall be ineffective and void ab initio.

(d)
The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver of any such right, power or remedy or any provision of this Agreement, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy.  All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by Law.

(e)
Where a written consent, acceptance, approval, extension or waiver is required pursuant to or contemplated by this Agreement, such written consent, acceptance, approval, extension or waiver shall be deemed to have occurred if such consent, acceptance, approval, extension or waiver is given or made by the applicable Party(ies) or counsel to the applicable Party(ies) to the other applicable Party(ies) or counsel to the other applicable Party(ies) by electronic mail.

Section 12.	Effectiveness.

This Agreement shall become effective on the TSA Effective Date and not before such date.

Section 13.	Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)
This Agreement shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the Laws of the State of New York, without giving effect to any conflicts of law principles which would permit or require the application of the Law of any other jurisdiction.

(b)
Each of the Parties irrevocably agrees for itself that any legal action, suit or proceeding arising out of or relating to this Agreement brought by any Party shall be brought and determined in any federal or state court located in the State of New York, County of New York, Borough of Manhattan (collectively, the “Chosen Courts”), and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the Chosen Courts for itself, generally and unconditionally, with regard to any such legal action, suit or proceeding.  Each of the Parties agrees not to commence any legal action, suit or proceeding arising out of or relating to this Agreement except in the Chosen Courts, other than legal actions, suits or proceedings in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any Chosen Court.  Subject to the foregoing, each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any legal action, suit or proceeding arising out of or relating to this Agreement, (i) that any Party is not personally subject to the jurisdiction of the Chosen Courts for any reason and (ii) that (A) the legal action, suit or proceeding in any Chosen Court is brought in an inconvenient forum, (B) the venue of such legal action, suit or proceeding is improper, or (C) this Agreement, or the subject matter hereof, may not be enforced in or by the Chosen Courts.

(c)
EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.  ANY DISPUTES RESOLVED IN COURT SHALL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 14.	Specific Performance/Remedies.

It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party, and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of any court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

Section 15.	Additional Parties.

A Person that owns or controls Term Loan Claims and/or Class A Units may become a party hereto as a Consenting Lender and/or Consenting Equity Holder, as applicable, by executing and delivering to Paul Hastings and Buyer a Joinder Agreement, in which event such Person shall be deemed to be a Consenting Lender and/or Consenting Equity Holder, as applicable, hereunder to the extent of the Term Loan Claims and/or Class A Units owned and controlled by such Person.

Section 16.	Survival.

Notwithstanding the termination of this Agreement pursuant to Section 7, the agreements and obligations of the Parties set forth in the following Sections:  Section 1, Section 5, Section 7(d), Section 9, Section 10, Section 11, Section 12, Section 13, and Sections 16-25 (and any defined terms used in any such Sections) shall survive such termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof.

Section 17.	Successors and Assigns; Severability; Several Obligations.

This Agreement is intended to bind and inure to the benefit of each of the Parties and their respective successors and permitted assigns; provided that nothing contained in this Section 17 shall be deemed to permit Transfers of Term Loan Claims or Class A Units other than in accordance with the express terms of this Agreement.  Notwithstanding anything to the contrary herein, the agreements, representations and obligations of the Parties are, in all respects, several and neither joint nor joint and several.

Section 18.	No Third-Party Beneficiaries.

Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties and no other Person shall be a third-party beneficiary hereof; provided, however, that the No Recourse Parties are express and intended third party beneficiaries of, and is entitled to enforce, the terms and provisions of Section 24.

Section 19.	Prior Negotiations; Entire Agreement.

This Agreement, including the exhibits and schedules hereto (including the Transaction Term Sheet), constitutes the entire, integrated agreement of the Parties, and supersedes all other prior negotiations with respect to the subject matter hereof.

Section 20.	Counterparts.

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement.  Executed copies of this Agreement may be delivered by electronic mail or otherwise, which shall be deemed to be an original for the purposes of this Section 20.

Section 21.	Notices.

All notices, requests, demands, document deliveries and other communications under this Agreement shall be in writing and shall be deemed to have been duly given, provided, delivered, made or received (i) when sent by electronic mail (“e-mail”), (ii) when delivered personally, (iii) one (1) Business Day after deposit with an overnight courier service or (iv) three (3) Business Days after mailed by certified or registered mail, return receipt requested, with postage prepaid, in any such case to the Parties at the following addresses or e-mail addresses (or at such other address or e-mail address for a Party as shall be specified by like notice):

(a)
If to a Consenting Stakeholder, to the address or e-mail address set forth on such Consenting Stakeholder’s signature page to this Agreement (or on the signature page to a Joinder Agreement in the case of any Consenting Stakeholder that becomes a party hereto after the TSA Effective Date)

with a copy to (which shall not constitute notice, and for the avoidance of doubt, who do not, and will not be deemed to, represent any of the Consenting Stakeholders):

Paul Hastings LLP
200 Park Avenue
New York, NY 10166
Attention:	Jayme Goldstein, Esq.
Matthew A. Schwartz, Esq.
Joseph Swanson, Esq.

([●])
([●])
([●])

(b)	if to the Company:

The Container Store Holdings, LLC
c/o The Container Store, Inc.
500 Freeport Parkway
Coppell, TX 75019
Attention: Brian LaRose
Email: [●]

with a copy to:

Paul Hastings LLP
200 Park Avenue
New York, NY 10166
Attention:	Jayme Goldstein, Esq.
Matthew A. Schwartz, Esq.
Joseph Swanson, Esq.

([●])
([●])
([●])

(c)	If to Buyer, to:

Bed Bath & Beyond, Inc.
433 W. Ascension Way, 3rd Floor
Murray, Utah 84123
Attention:	Melissa Smith, General Counsel
([●])

with a copy to (which shall not constitute notice):

Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603
Attention:	[●]

Section 22.	Reservation of Rights; No Admission.

Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of each of the Parties to protect and preserve its rights, remedies and interests, including its claims against or interests in, any of the other Parties (or their respective Affiliates) or its full participation in any bankruptcy case filed by the Company or any of its Affiliates.  Pursuant to Rule 408 of the Federal Rule of Evidence, any applicable state rules of evidence, and any other applicable Law, foreign or domestic, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.  This Agreement shall in no event be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever.  Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims or defenses that it has asserted or could assert.

Section 23.	Relationship Among Parties.

(a)	For the avoidance of doubt, the Consenting Stakeholders act in their individual capacities and not as agent, trustee or in any other fiduciary capacity with respect to any other Party.

(b)
It is understood and agreed that no Party has any duty of trust or, except as expressly provided herein, confidence of any kind or form with any other Party as a result of this Agreement.  No prior history, pattern or practice of sharing confidences among or between the Parties shall in any way affect or negate this understanding and agreement.  The Consenting Stakeholders acknowledge that this Agreement does not constitute an agreement, arrangement or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of any equity securities of Buyer and the Consenting Stakeholders (or any of them) do not constitute a “group” within the meaning of Rule 13d-5 under the Exchange Act.  No action taken by any Party pursuant to this Agreement shall be deemed to constitute or to create a presumption by any of the Parties that the Consenting Stakeholders (or any of them) are in any way acting in concert or as such a “group.”

Section 24.	No Recourse.

Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Consenting Stakeholders may be partnerships or limited liability companies, each of the Parties hereby covenants, agrees and acknowledges that no recourse under this Agreement shall be had against any former, current or future directors, officers, agents, Affiliates, general or limited partners, members, managers, employees, stockholders, equity holders or controlling persons of any Consenting Stakeholder, or any former, current or future directors, officers, agents, Affiliates, employees, general or limited partners, members, managers, employees, stockholders, equity holders or controlling persons of any of the foregoing (other than any of the foregoing that is or becomes a Consenting Stakeholder) (any such Person, a “No Recourse Party”), whether by the enforcement of any assessment or by any legal or equitable proceeding (whether in contract, tort, equity or any other theory that seeks to “pierce the corporate veil” or impose liability of an entity against its owners or Affiliates or otherwise), or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no liability whatsoever shall attach to, be imposed on or otherwise be incurred by any No Recourse Party for any obligation of any Consenting Stakeholder under this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

Section 25.	Consents and Acknowledgments.

(a)
Each Party acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated hereby.  Accordingly, any rule of Law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived.

(b)
Each Party acknowledges that this Agreement is the product of negotiations among the Parties, and the enforcement or interpretation hereof is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement or any portion hereof shall not be effective in regard to the interpretation hereof.

(c)
Although none of the Parties intends that this Agreement should constitute, and they each believe it does not constitute, an offering of securities, each Consenting Lender acknowledges, agrees and represents to the other Parties that it (i) is an “accredited investor” as such term is defined in Rule 501(a) of the Securities Act of 1933, as amended, and (ii) has such knowledge and experience in financial and business matters that such Consenting Lender is capable of evaluating the merits and risks of the securities to be acquired by it pursuant to the Restructuring Transactions and understands and is able to bear any economic risks with such investment.

(d)
The Parties acknowledge that nothing herein shall limit or affect any associate of any Consenting Stakeholder who serves as an officer, manager or director of any of the Company Parties solely to the extent acting in its capacity as an officer, manager or director of such Company Party, and no actions or omissions of any such associate acting in such capacity shall be deemed a breach of this Agreement by such Consenting Stakeholder.  For purposes of this Section 25(d), the term “associate” shall mean, with respect to each Consenting Stakeholder, the directors, managers, officers, members, partners, stockholders and employees of such Consenting Stakeholder, and any individuals on the board of managers of the Company that were designated by such Consenting Stakeholder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized representatives, solely in their respective capacity as authorized representatives of the undersigned and not in any other capacity, as of the date first set forth above.

The Container Store Holdings, LLC

By:	/s/ Brian LaRose
Name:	Brian LaRose
Title:	Chief Financial Officer

[Signature Page to Transaction Support Agreement]

BUYER:

BED BATH & BEYOND, INC.

By:	/s/ Marcus Lemonis
	Name:	Marcus Lemonis
	Title:	Executive Chairman and Chief Executive Officer

[Signature Page to Transaction Support Agreement]

CONSENTING LENDERS:

[	]

By:
Name:
Title:

Aggregate Amounts Beneficially Owned or Managed on Account of:
Principal Amount of Term Loans	$[●]

Notice Information

Address:

Attn:
Email:

[Signature Page to Transaction Support Agreement]

CONSENTING EQUITY HOLDERS:

[	]

By:
Name:
Title:

Aggregate Amounts Beneficially Owned or Managed on Account of:
Class A Units	[●]

Notice Information

Address:

Attn:
Email:

[Signature Page to Transaction Support Agreement]

Exhibit A

Transaction Term Sheet

Exhibit B

Merger Agreement

Exhibit C

Indenture

Exhibit D

Form of Joinder Agreement

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) to the Transaction Support Agreement, dated as of April 2, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Transaction Support Agreement”)1, by and among The Container Store Holdings, LLC, a Delaware limited liability company (the “Company”), Bed Bath & Beyond, Inc., a Delaware corporation (“Buyer”), and the Consenting Stakeholders, is executed and delivered by [●] (the “Joining Party”) as of [●].

1.          Agreement to be Bound.  The Joining Party hereby acknowledges that it has read and understands the Transaction Support Agreement and agrees to be bound by all of the terms of the Transaction Support Agreement as a [“Consenting Lender”][“Consenting Equity Holder”], “Consenting Stakeholder” and “Party” thereunder.

2.          Representations and Warranties.  The Joining Party hereby makes the representations and warranties of a Consenting Stakeholder set forth in Section 8(a) and Section 8(b) of the Transaction Support Agreement to each other Party, effective as of the date hereof.

3.           Governing Law.  This Joinder Agreement shall be governed by the governing law set forth in the Transaction Support Agreement.

4.           Notice. All notices and other communications given or made pursuant to the Transaction Support Agreement shall be sent to:

Address:

Attn:
Email:

[1]	Capitalized terms used but not otherwise defined herein shall having the meanings ascribed to such terms in the Transaction Support Agreement.

IN WITNESS WHEREOF, the Joining Party has caused this Joinder Agreement to be executed as of the date first written above.

[JOINING PARTY]

By:
Name: [●]
Title: [●]

Aggregate Amounts Beneficially Owned or Managed on Account of:
Principal Amount of Term Loans	$[●]
Class A Units	[●]

Exhibit E

Letter of Transmittal

Exhibit F

Mutual Release Agreement

Exhibit G

Registration Rights and Lock-Up Agreement